Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167102, 333-159929, 333-152015, 333-145653, 333-130940, 333-105387, 333-102171, 333-102168, and 333-181866) of MGC Diagnostics Corporation and Subsidiary of our report dated January 29, 2013, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended October 31, 2012.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

January 29, 2013